UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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TIGER OIL & ENERGY, INC.

(Name of Registrant as Specified in its Charter)

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TIGER OIL & ENERGY, INC.

7230 Indian Creek Ln., Ste 201, Las Vegas, NV, 89149

(702) 839-4029

www.tigeroilandenergy.com

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about April 17, 2019 to the holders of record of the outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), of Tiger Oil & Energy, Inc., a Nevada corporation (the “Company”), as of the close of business on April 2, 2019 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a stockholders meeting, dated the Record Date (the “Written Consent”), by the holder of 67,018,000 outstanding shares of Common Stock and 100,000 outstanding shares of Preferred Stock, representing approximately 52.70% of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent (the “Majority Stockholder”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our,” are references to Tiger Oil & Energy, Inc., a Nevada corporation.

On the Record Date, the Board of Directors of the Company (the “Board”) and Majority Stockholder approved of the following corporate action (the “Corporate Action”) by Written Consent:

●	To file Articles of Amendment (the “Amendment”) to the Company’s Articles of Incorporation with the Secretary of State of Nevada to increase the authorized number of shares of Common Stock from 625 million (625,000,000) shares to 5 billion (5,000,000,000) shares.

Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding voting capital and are sufficient under the Nevada Revised Statutes (“NRS”) and the Company’s Bylaws to approve the Corporate Action. Accordingly, the Corporate Action will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the Corporate Action in accordance with the requirements of the Exchange Act, and the regulations promulgated thereunder, including Regulation 14C.

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Action will not be implemented until at least twenty (20) calendar days after the mailing of a Definitive Information Statement to Company stockholders as of the Record Date. We anticipate the effective date of the Corporate Action will be on or around May 7, 2019.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

Date: April 17, 2019	By:	/s/ Howard Bouch
Howard Bouch
Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer

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  TIGER OIL & ENERGY, INC.

7230 Indian Creek Ln., Ste 201 Las Vegas, NV, 89149

(702) 839-4029

www.tigeroilandenergy.com

GENERAL INFORMATION

This Information Statement is being first mailed on or about April 17, 2019 to the stockholders of the Company as of April 2, 2019 (the “Record Date”) by the Board to provide material information regarding the Corporate Action that has been approved by the Written Consent of the Board and Majority Stockholder. Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future, you would like to receive multiple copies of information statements or information statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR AN INFORMATION STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE CORPORATE ACTION BY THE BOARD AND THE MAJORITY STOCKHOLDER.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDER

Under the NRS and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval to amend the Company’s Articles of Incorporation to effectuate the Corporate Action requires the affirmative vote or written consent of the majority of the issued and outstanding shares of voting capital stock of the Company.

On the Record Date, there were 346,490,930 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote. There were also 102,013 shares of Preferred Stock (the “Preferred Stock”) issued and outstanding as of the Record Date. Each share of Preferred Stock has the equivalency of two thousand, five hundred (2,500) shares of Common Stock. The outstanding shares of the Preferred Stock vote together with the Common Stock on any matter, including but not limited to, the Corporate Action.

On the Record Date, our Board of Directors and the Majority Stockholder adopted a resolution approving the Corporate Action. Accordingly, the Company has obtained all necessary corporate approvals in connection with the adoption of the Corporate Action. The Company is not seeking written consent from any other stockholders, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

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INCREASE IN AUTHORIZED COMMON STOCK

The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), currently authorizes the maximum number of shares outstanding at any time shall be 625 million (625,000,000) shares of Common Stock and 25 million (25,000,000) shares of Preferred Stock. On the Record Date, the Board of Directors and Majority Stockholder approved an amendment to the Articles of Incorporation (the “Amendment”) to increase the authorized Common Stock of the Company from 625 million (625,000,000) shares to 5 billion (5,000,000,000) shares. The par value of the Common Stock will remain $0.0001 per share and the number of authorized Preferred Stock will remain 25 million (25,000,000) with a par value of $0.0001 per share.

The form of Certificate of Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this Information Statement.

Common Stock

Pursuant to our Bylaws, our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any Preferred Stock. Except as otherwise provided by law or by the Articles of Incorporation of the Company, at all meetings of stockholders, the holders of a majority of the outstanding shares of the Company entitled to vote at the meeting shall be present in person or represented by proxy in order to constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation does not provide for cumulative voting in the election of directors.

Preferred Stock

Our Articles of Incorporation authorizes our Board of Directors to issue up to 25 million (25,000,000) shares of Preferred Stock with a par value of $0.0001 per share. Each share of Preferred Stock has the equivalency of two thousand, five hundred (2,500) shares of Common Stock. The outstanding shares of the Preferred Stock vote together with our Common Stock on any matter, including but not limited to, the Corporate Action.

As of the Record Date, the 346,490,930 outstanding shares of Common Stock and 102,013 outstanding shares of Preferred Stock were entitled to an aggregate of 601,523,430 votes. The Majority Stockholder’s 67,018,000 shares of Common Stock and 100,000 shares of Preferred Stock were entitled to an aggregate of 317,018,000 votes, representing approximately 52.70% of the outstanding votes of the outstanding Common Stock and Preferred Stock.

Reasons for the Corporate Action

The Board has decided to increase the Company’s authorized Common Stock for the following reasons:

To have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company’s future needs. The unissued shares of Common Stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with future financings and/or acquisition transactions.

Also, as disclosed by the Company in a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2018, in January 2018, the Company entered into a securities purchase agreement with each of Adar Bays, LLC, a Florida limited liability company (“Adar Bays”), and GW Holdings Group, LLC, a New York limited liability company (“GW Holdings”), for the issuance of a series of convertible promissory notes. Pursuant to the stock purchase agreements and convertible promissory notes, the Company is required to have a sufficient amount of authorized Common Stock available and reserved for issuance upon the conversion of any of the convertible promissory notes issued to Adar Bays and GW Holdings. The increase in the authorized Common Stock will allow the Company to funds its operations by selling convertible promissory notes to Adar Bays and GW Holdings.

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Effect of Corporate Action

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, the Board has no plans to issue the additional shares of Common Stock authorized by the Amendment other than due to the conversion of promissory notes issued or issuable to Adar Bays or GW Holdings. Except as may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed, the Board of Directors does not need stockholder approval to issue additional shares of Common Stock for bona fide general corporate purposes, including, but not limited to, raising capital, providing equity incentives to employees, officers, or directors, establishing strategic relationships with other companies, and expanding our business or product lines through the acquisition of other businesses or products.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Exchange Act, the Amendment shall be effective twenty (20) days after this Information Statement is mailed to stockholders of the Company. We anticipate the effective date to be on or about May 7, 2019.

INTERESTS OF CERTAIN PERSONS IN THE ACTION

Certain of the Company’s officers and directors have an interest in the Corporate Action as a result of their ownership of shares of our Preferred Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in the Corporate Action that are different from or greater than those of any other of our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, securities Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our Common Stock indicated as beneficially owned by them.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding voting capital stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our capital stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o Tiger Oil & Energy, Inc., 7230 Indian Creek Lane, Suite 201, Las Vegas, NV 89149.

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	Common Stock		Preferred Stock
Stockholder	Amount	% of Class (1)	Amount	% of Class (2)
Howard Bouch —CEO, President, Chairman (Principal Executive Officer and Principal Financial Officer)	67,018,000	19.34%	100,000	98.03%

All Directors and Officers (1 persons)	67,018,000	19.34%	100,000	98.03%

(1)	Applicable percentage ownership is based on 346,490,930 shares of Common Stock outstanding as of the Record Date. Each share of Common Stock is entitled to one vote per share.
(2)	Applicable percentage ownership is based on 102,013 shares of Preferred Stock outstanding as of the Record Date. Holders of the Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class. Each share of Preferred Stock shall be entitled to two-thousand five hundred (2,500) votes.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at Tiger Oil & Energy, Inc., 7230 Indian Creek Ln., Ste 201, Las Vegas, NV 89149.

DIVIDEND POLICY

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board. We intend to retain earnings, if any, for use in its business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

DISSENTER’S RIGHTS OF APPRAISAL

The stockholders have no dissenter’s rights under the NRS or the Company’s Articles of Incorporation or By-Laws in connection with the Corporate Action.

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ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, information statements, and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board of Directors,

Dated: April 17, 2019	By:	/s/ Howard Bouch
Howard Bouch
Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer

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Appendix A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation: Tiger Oil & Energy, Inc.

2.	The articles have been amended as follows: (provide article numbers, if available)

Article 3 has been amended by deleting it in its entirety and inserting in lieu of the following:

The total number of shares of common stock which the corporation is authorized to issue is 5 billion (5,000,000,000), at a par value of $0.0001 per share, and the total number of shares of “blank check” preferred stock which the corporation is authorized to issue is 25 million (25,000,000), at a par value of $0.0001 per share. The Board of Directors is hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, without stockholder approval. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 52.70%

4.	Effective date and time of filing: (optional) May 7, 2019

Signature: (required)

/s/ Howard Bouch
Signature of Officer

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